EXHIBIT 10.6

FIRST AMENDMENT
TO THE
EOG RESOURCES, INC. CHANGE OF CONTROL SEVERANCE PLAN

This First Amendment to the EOG Resources, Inc. Change of Control Severance Plan ("Amendment") is executed effective as of April 30, 2009, and is an amendment to the EOG Resources, Inc. Change of Control Severance Plan, dated effective as of June 15, 2005 ("Plan").

WHEREAS, EOG Resources, Inc. ("Company") desires to amend the Plan as provided herein;

NOW, THEREFORE, pursuant to Section 9 of the Plan, Section 15 of the Plan is hereby amended and restated to provide as follows:

Section 15 - Section 409A. Notwithstanding anything herein to the contrary, the Company shall restructure any payments and benefits provided for in this Plan to the extent determined by the Plan Administrator, in its sole discretion and without the consent of any eligible employee, to be necessary to comply with Section 409A of the Code, provided that no interest shall be due with respect to any delay of payments or provision of benefits caused by any such restructuring and that any such restructuring shall not otherwise reduce the value of such payments and benefits. Upon any eligible employee's Involuntary Termination on or within two years after a Change of Control of the Company, in no event shall any payment or provision of benefits under this Plan be made prior to the date that is six months after the eligible employee's Involuntary Termination to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code. For purposes of any payments or provision of benefits under this Plan and notwithstanding any provision of this Plan to the contrary, an eligible employee shall not be considered to have Involuntarily Terminated unless the eligible employee incurs a "separation from service" with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable guidance issued thereunder.

This is the first amendment to the Plan, and (i) all other terms, conditions and stipulations contained in the Plan shall remain in full force and effect and without any change or modification, except as provided herein, (ii) the Plan, as amended by this First Amendment, is hereby ratified and reaffirmed and (iii) references in the Plan to "this Plan" or "the Plan" shall be deemed to be references to the Plan as amended by this First Amendment.

The validity, construction and effect of this First Amendment and any rules and regulations relating to this First Amendment shall be determined in accordance with applicable federal law and, to the extent not preempted thereby, with the laws of the State of Texas, notwithstanding any conflict of law principles.

IN WITNESS WHEREOF, the Company has executed this First Amendment effective as of the date first above written.

EOG RESOURCES, INC.

By: /s/ PATRICIA L. EDWARDS
Name: Patricia L. Edwards
Title: Vice President, Human Resources and Administration

Attest:

/s/ AMOS J. OELKING, III
Amos J. Oelking, III
Assistant Secretary